e-mail: cbhart@applebyglobal.com direct dial: Tel: +1 345 814 2046 Fax: +1 345 949 4901 appleby ref: CBH/311145.0004

China Linen Textile Industry, Ltd. Chengdong Street Lanxi County Heilongjiang Province The People’s Republic of China

Dear Sirs	[ ] 2011

China Linen Textile Industry, Ltd. (the “Company”)

We have acted as legal counsel in the Cayman Islands to the Company in connection with the offer and sale by the Company of up to an aggregate of 1,092,736 ordinary shares of the Company (collectively, the “Shares”) as described in the prospectus contained in the Company’s registration statement on Form F-1 (the “Registration Statement”) to be filed by the Company under the United States Securities Act 1933 with the United States Securities and Exchange Commission (the “Commission”).

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the “Documents”) and all other relevant facts and circumstances impacting on Cayman Islands law. Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Registration Statement.

Assumptions

In stating our opinion we have assumed:

(a)
the authenticity, accuracy and completeness of all the Documents submitted to us and other documents examined by us as originals and the conformity to authentic original documents of all Documents submitted to us and other such documents examined by us as certified, conformed, notarised, faxed, scanned or photostatic copies; and

(b)	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, other than matters which are of a public nature in the Cayman Islands, we are of the opinion that the Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within, the jurisdiction of the Cayman Islands. There are no exchange control regulations or currency restrictions in the Cayman Islands apart from standard anti-money laundering legislation.

Reservations

We have the following reservations:

(a)
We express no opinion as to any law other than Cayman Islands law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except the Cayman Islands.  This opinion is limited to Cayman Islands law as applied by the Courts of the Cayman Islands at the date hereof.

Disclosure

This opinion is rendered at the request of the Company and its security holders in connection with the above matters. This opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of this opinion (including discussion of this opinion) and reference to our firm name in the prospectus forming part of the Registration Statement under the caption “Taxation.”

Yours faithfully

Appleby

SCHEDULE

1.	The F1 Registration Statement as filed with the Securities and Exchange Commission on EDGAR DATED [ ] March 2011 (the “Registration Statement”); and

2.
Copies of (i) the Certificate of Incorporation of the Company (ii) the Company’s Amended and Restated Memorandum of Association adopted by special resolution passed on 21 March 2011 and the Amended and Restated Articles of Association adopted by special resolution passed on 26 May 2008 for the Company (the “Memorandum and Articles of Association”).